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                                  October 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.20
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 18,130,781   7.205%    $  108,863    $  108,863   $  112,682       18,018,099
  R                100             0   7.205%             0             0            0                0
  B-1        5,257,000     2,219,084   7.205%        13,324        13,324        6,975        2,212,108
  B-2       13,142,815     5,547,844   7.205%        33,311        33,311       17,440        5,530,404

          $350,471,515    25,897,709             $  155,498    $  155,498   $  137,098     $ 25,760,611




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